EXHIBIT 10.1

                             EXECUTION COPY 11.19.14

                      RESIGNATION AND SETTLEMENT AGREEMENT

     This RESIGNATION AND SETTLEMENT AGREEMENT (this "Agreement") is entered into as of November 27, 2014, by and among Three Forks, Inc. (the "Company"), Edward Nichols ("Nichols"), Donald Walford ("Walford"), Charles Pollard ("Pollard"), Paul Dragul ("Dragul"), William Young ("Young"), (Nichols, Walford, Pollard, Dragul and Young shall be referred to collectively as an "Exiting Person"), Tim Dender ("Dender"), Alex Withall ("Whithall"), Texas Tea Associate Group, LLC, a Georgia limited liability company ("TTAG"), Enterprise Opportunities Corporation, a Georgia corporation ("EOC"), CPC International Corporation, a Georgia corporation ("CPC"), and Tom Ness ("Ness") (Dender,
Whithall, TTAG, EOC, CPC and Ness shall be referred to as the "Designated Investors").

                                WITNESSETH THAT:

     WHEREAS, the company is a Colorado corporation and has certain shares of its common stock, 0.001 par value, registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act").

     WHEREAS, Nichols, Pollard, Young and Dragul are current members of the Board of Directors of the Company;

     WHEREAS, Nichols is the current Chairman of the Board, Chief Executive Officer and Secretary of the Company;

     WHEREAS, Pollard is the former President and Chief Operating Officer of the Company;

     WHEREAS, Walford is a former Director and Chief Executive Officer of the Company;

     WHEREAS, the Designated Investors owned shares of common stock and/or options to purchase common stock of the Company;

     WHEREAS,   certain  disagreements  have  arisen  concerning,   inter  alia,
management and direction of the Company; employees, compensation, use of proceeds and other matters concerning the operation of the Company;

     WHEREAS, in light of the costs, delays and uncertainties attendant to any continued dispute or litigation regarding matters related to the Company's business, the parties desire to compromise their differences and settle and resolve all matters in controversy between them.

     WHEREAS, the Company and the other parties hereto desire to resolve the disputes in accordance with the terms of this Agreement; and

     NOW THEREFORE, for good and valuable consideration, receipt of which is acknowledged by all parties, the parties hereto agree as follows:


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                                 I. DEFINITIONS

     1. The following terms used in this Agreement shall have the following definitions:

     a.   "Current Company Directors" means Nichols, Pollard, Young and Dragul.

     b.   "Incoming  Directors"  means  Dender,  Withall  and  Charles  W. Jones
          ("Jones").

     c. "Loan" shall mean that certain Loan and Credit Agreement to the Company from Guaranty Bank dated May 9, 2014 in the original principal amount of $1,200,000.00 plus accrued interest and any other fees due and payable pursuant thereto.

     d.   "Loan Payoff" shall mean the date that the Loan is paid in full.

     e. "Nichols Consulting Agreement" shall mean the Consulting Agreement between Nichols and the Company dated September 1, 2012 and shall not include the Amendment thereto, dated March 1, 2014, which is null and void.

     f. "Options" shall mean options, warrants, or other interests of or agreements of any kind to purchase Stock to be issued or awarded by the Company, whether pursuant to the Stock Option Plan or otherwise.

     g. "Stock" shall mean the common stock of the Company, par value, $0.01 per share.

     h. "Stock Option Plan" shall mean the 2013 Three Forks, Inc. Stock Option and Award Plan, as amended from time to time.

     i.   "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     j. Management Representations and Warranties. Each Exiting Person hereby represents and warrants, severally and not jointly, to each of the Designated Investors and the Company that each to the best of such Exiting Person's knowledge (and, to the extent that any item is disclosed in this Settlement Agreement or in any schedule to this Agreement, such disclosure shall be deemed to be made in this Agreement and on all schedules hereto) that:

          i. There are no other material debts or liabilities or other undisclosed transactions between any Exiting Person and the Company or any subsidiaries or affiliates that have occurred, except as set forth on Schedule 2(a)(i) or (iii) including, without limitation, amendments, modifications or supplements to such Exiting Person's employment agreement, consulting or personal services agreement, other than as executed in connection with this Agreement.

          ii. There are no other equity, Options, warrants or written or other binding agreements or obligations regarding equity of any kind of the Company and its subsidiaries or affiliates, with Company management or any third party, except as set forth on Schedule 2(a)(ii) or Schedule 2(a)(iii).

          iii. Schedule 2.(a)(iii) sets forth the capitalization of the Company as of the date hereof, both actually issued and outstanding and on a fully diluted basis (except to the extent such capitalization is effected by the terms and


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               conditions  of this  Agreement).  Except as set forth on Schedule
               2(a)(iii), there are no Options, warrants, rights or agreements by the Company to purchase Stock or Options of the Company.

          iv. Such Exiting Person is not in violation of any material term of any agreement by or with the Company; provided that all matters and disputes which are settled pursuant to the terms of this Agreement shall be excepted out of such representation and warranty, for which no party admits whether or not any term of any agreement was violated.

          v. there is no agreement by and among the Exiting Persons to sell, transfer or assign and Stock or Options.

          vi.  All   filings   made  by  the   Company   and  any   filings  and
               certifications made by the Exiting Persons with the SEC are accurate, true and complete in all material respects.

          vii. other than as disclosed in the Company's filings with the SEC, there is no material agreement or liability with respect to the Company.

     k. Representation of Exiting Persons. Each of the Exiting Persons hereby represents and warrants to the Company and the Designated Investors that he owns 100% of the issued and outstanding Stock and Options of the Company, free and clear of all perfected liens and encumbrances.

               II. Representations and Warranties of All Parties

     Each of the parties hereto severally and not jointly, hereby represents and warrants to each of the other parties party hereto as follows:

     a. Except for the representations and warranties expressly set forth in this Settlement Agreement, the parties make no other representations or warranties, express or implied.

     b. That it has the requisite power and authority to execute, deliver and perform its obligations under this Settlement Agreement.

     c.   The execution and delivery of this  Agreement and the  performance  of its obligations hereunder will not violate its certificate of incorporation or bylaws, partnership agreement or other organizational documents, result in any breach of any of the terms or conditions of, or constitute a default under, applicable law, or, to our knowledge, any written indenture, contract, instrument, agreement, lease or license to which it is a party or by which it or its properties is bound, or, to its knowledge, constitute an event which would permit any party to modify, alter, amend, cancel, or otherwise affect or terminate any such indenture, contract, instrument, agreement or license or require any waivers, consents or approvals which have not been obtained.

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     d.   Each party further warrants and represents that:

          i. he/it has been represented by counsel or has had the opportunity to consult with counsel in connection of their choice with this Agreement and all matters provided for herein;

          ii. he/it has been fully advised by said attorney with respect to his/its rights and obligations under this Agreement, and all matters provided for therein; and

          iii. he/she/it   has   entered   into   this   Agreement    knowingly,
               intelligently, freely and voluntarily.


     III. Covenants of Exiting Persons, Designated Investors and the Company

     a. Each of the following parties agrees, severally and not jointly, that from and after the date hereof:

          i. Cooperation. Such Exiting Person, Designated Investors and the Company will promptly and fully cooperate with the Company in connection with any filing which is required to be made pursuant to SEC law, rules and regulations and other applicable law and to make any required filings with the SEC.

          ii. Non-Disparagement. Each of the Exiting Persons, the Company and the Designated Investors each shall avoid making any disparaging, derogatory, accusatory or defamatory or untrue statements or allegations against the other.

          iii. Future Management Role. Each Exiting Person covenant and agrees not to serve or stand for election or reelection in the future as an officer, director, executive officer, committee member, employee or consultant of the Company or any of its affiliates or act as a nominee or agent thereof.

          iv. Rule 14(:t) Filing. Within three business days of the date of this Agreement, the Current Company Directors shall cause the Company to file the SEC the information with respect to a change in a majority of Directors as required by Rule 14(+/-) of the 1934 Act substantially in the form as attached as Exhibit "A" and as mutually by the parties hereto.

          v. New Loan. In connection with the payoff of the $1,175,000 principal balance due under the Loan (the "Loan Payoff ') by Resource Recovery, LLC, the Company and the Current Company Directors agree to use their reasonable efforts to cause the Company to enter into a new loan agreement, assignment and/or modification or acknowledgment, as the case may be, with Resource Recovery LLC, in the principal amount of $1,200,000. In addition as a


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               condition  to such  payment by  Resource  Recovery  thereof,  the
               Company shall simultaneously pay all interest, fees and other costs due under the Loan to Guaranty Bank.

          vi. vii. Incoming Directors. The Incoming Directors will be appointed by the Current Company Directors for two-year terms to hold office until the next annual general meeting of the Company's stockholders or until removed from office in accordance with the Company's Bylaws ("Bylaws") and the provisions of the Colorado Revised Statutes. Each of the Incoming Directors will hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Bylaws and the provisions of the Colorado Revised Statues. Each of the Exiting Persons shall each resign their remaining positions with the Company and affiliates as described herein on the Loan Pay Off Date.

     b.   Covenants of Exiting Persons and Walford.

          i each Exiting Person shall execute a separate Confidentiality Agreement concmTent herewith in the form attached as Exhibit "B" as to the Company's business, targets, leases, lands, and investors, which shall be effective for twenty four (24) months from the date hereof. Walford acknowledges and agrees that he has previously signed a Confidentiality Agreement, dated as of February 28, 2014, which remains in full force and effect.


                                  IV. NICHOLS

     2.   Nichols shall simultaneous herewith:

          a. surrender to the Company 1.5 million shares of Stock issued to him for cancellation by the Company;

          b. surrender to the Company all Options issued to him for immediate cancellation by the Company;

          c. resign as a Chairman, CEO, Secretary and Director and all committees of the Company and from all other executive positions with the Company, its subsidiaries and affiliates effective immediately at (i) such time as the Loan is paid in full and (ii) the ten-day notice period under ss. 240.14f-1 of the 1934 Act; and

          d. Upon full execution hereof, immediately execute the Board resolution attached hereto to appoint the Incoming Directors as directors to replace the Current Company Directors, which shall be automatically become effective upon the resignation of such directors as provided herein and the expiration of the ten-day notice period under ss. 240.14f-l of the 1934 Act.

     3. The Nichols Consulting Agreement is hereby amended to terminate at the time and date of the effectiveness of Nichols resignation as a director of the Company pursuant to this Agreement and as a result, Nichols shall be entitled to a final payment equal to the amount of $8,500 pro-rated over the number of days in the month through the effective date of the


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resignation.  No other  compensation  or payment is due and payable  directly or indirectly by the Company or its' subsidiaries and affiliates to Nichols in any capacity whatsoever and any obligation of the Company to repurchase any Shares owned by Nichols is terminated.

     4. As a result of this Agreement, Nichols will now own 500,000 shares of Stock and no Options.

                                   V. Walford

     5. Walford shall simultaneous herewith:

          a. surrender to the Company 1.5 million shares of Stock for immediate cancellation by the Company; and

          b. surrender to the Company all Options issued to him for immediate cancellation by the Company.

     6. As a result of this Agreement, Walford will now own 500,000 shares of Stock and no Options.

     7. No other compensation or payment is due and payable directly or indirectly by the Company or its' subsidiaries and affiliates to Walford in any capacity whatsoever and any obligation of the Company to repurchase any Shares owned by Walford is terminated.

                                    VI. EOC

     8. EOC shall immediately surrender to the Company all but 500,000 of Options issued to it that are exercisable at $0.10 per Option share, for immediate cancellation by the Company.

     9. As a result of this Agreement, EOC will now own no shares of Stock and 500,000 Options.

     10. No other compensation is due and payable directly or indirectly by the Company or its' subsidiaries or affiliates to EOC in any capacity whatsoever.

                                    VII. CPC

     11. CPC shall immediately surrender to the Company the 500,000 Options issued to it for immediate cancellation by the Company.

     12. As a result of this Agreement, CPCs will now own no shares of Stock and no Options.

     13. No other compensation is due and payable directly or indirectly by the Company or its subsidiaries and affiliates to CPC in any capacity whatsoever.

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                                   VIII. TTAG

     14. TTAG immediately surrender to the Company the 500,000 Options issued to it for immediate cancellation by the Company.

     15. As a result of this Agreement, TTAG will now own no shares of Stock and no Options.

     16. No other compensation is due and payable directly or indirectly to TTAG by the Company or its subsidiaries and affiliates in any capacity whatsoever.

                                  IX. Pollard

     17. Pollard shall simultaneous herewith :

          a. surrender to the Company 1,750,000 of the Options issued to him for immediate cancellation by the Company, such that Pollard shall retain 500,000 Options exercisable at $0.10 per Option share;

          b. resign as a director and any committees of the Company, its subsidiaries and affiliates, effective immediately at such time as (i) the Loan is paid in full and (ii) the ten-day notice period underss.240. l 4f-1 of the 1934 Act has expired; and

          c. Upon full execution hereof, execute the Board resolution attached hereto to appoint the Incoming Directors as directors to replace the Current Company Directors, which shall be effective upon the resignation of such directors as provided herein and the expiration of the ten-day notice period under ss.240.14f-l of the 1934 Act.

     18. As a result of this Agreement, Pollard will now own no shares of Stock and 500,000 Options.

     19. No other compensation is due and payable directly or indirectly by the Company or its subsidiaries and affiliates to Pollard in any capacity whatsoever and any obligation of the Company to repurchase any Shares owned by Pollard is terminated. However, if the Stock Option Plan is cancelled, terminated or otherwise eliminated by the Company, any portion of the Option to purchase 500,000 shares retained by Pollard hereunder that remains then unexpired or unexercised will at Pollard's election be converted to shares of Stock of the Company at the stock price of such Option.


                                    X. Young

     20. Young shall simultaneously herewith:

          a. resign as a Director and any committees of the Company, its subsidiaries and affiliates, effective immediately at such time as the Loan is paid in full and (ii) the ten-day notice period underss.240.14f-1 of the 1934 Act has expired;


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          b.   surrender  to the  Company  400,000  shares of Stock and  100,000
               Options issued to him for immediate cancellation by the Company; and

          c. upon full execution hereof, execute the Board resolution attached hereto to appoint the Incoming Directors as directors to replace the Current Company Directors, which shall be effective upon the resignation of such directors as provided herein and the expiration of the SEC Form 14(f) ten-day notice period under ss. 240.14f-1 of the 1934 Act.

     21. As a result of this Agreement, Young will now own no shares of Stock and no Options.

     22. No other compensation is due and payable directly or indirectly by the Company or its' subsidiaries and affiliates to Young in any capacity whatsoever.

                                   XI. Dragul

     23. Dragul shall simultaneously herewith:

          a. resign as a director and any committees of the Company, its subsidiaries and affiliates, effective immediately at such time as the Loan is paid in full and (ii) the ten-day notice period underss.240.14f-1 of the 1934 Act ; and

          b. Upon full execution hereof, execute the Board resolution attached hereto to appoint the Incoming Directors as directors to replace the Current Company Directors, which shall be effective upon the resignation of such directors as provided herein and the expiration of the ten-day notice period under ss. 240.14f-1 of the 1934 Act.

     24. As a result of this Agreement, Dragul will now own 137,000 shares of Stock and no Options.

     25. No other  compensation is due and payable directly or indirectly by the
Company  or  its'   subsidiaries  and  affiliates  to  Dragul  in  any  capacity whatsoever.

           XII. The Company's Representations, Warranties & Covenants

     26. In connection with the terms and conditions of this Agreement, the Company represents, warrants and covenants to:

          a. pay Nichols all monthly cash fees due pursuant to the Nichols Consulting Agreement (at the rate of $8,500.00 per month) through his effective date of resignation on a pro-rated basis as described herein within three business days of the effective date of his resignation;

          b. not reissue any of the Stock or Options being surrendered herein and cancelled by the Company pursuant to this Agreement, provided that the Company may issue new stock or options or other compensation for new capital investment or bona fide services performed for the Company;

          c. send notice through its transfer agent to the shareholders as required under SS. 240.14f-l of the 1934 Act as soon as practicable after payment of the Loan as contemplated hereunder; use its reasonable efforts to keep its SEC filings and Form S-1 (or other applicable form as may be available) current for at least one year following the date of this Agreement, and shall, without limitation, use its reasonable efforts to timely make all SEC filings, including but not limited to Form 8-K, required of it by the actions contemplated by this Agreement;

          d. use its reasonable efforts to maintain D&O liability coverage with a carrier of equal or better rating than National Union Fire Insurance of Pittsburgh and in amounts no less than and with a retention of no greater than the policy in effect for the Company as of the date of this Agreement, for at least two years from the date of this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs are disproportionate to the amount of coverage provided, the coverage is reduced by the exclusions so as to provide an insufficient benefit.

          e. have as of the date hereof after giving effect to the transactions contemplated herein, a total of (i) 100,000,000 authorized Shares, of which [7,628, 160] Shares will be issued and outstanding (ii) 5,000,000 authorized Options, of which [ ] Options under the Stock Option Plan are issued and outstanding and an additional [] Options which are Non-Qualified Options are issued and outstanding, and (iii) 25,000,000 shares of Preferred Stock authorized, 500,000 shares are designated Class A Preferrred Convertible Shares, no par value, none of such Preferred Stock will be issued and outstanding.


                   XIII. Mutual Release and Indemnification.

     27. The Designated Investors and the Company, for themselves and their respective successors, officers, employees, representatives, agents, directors, heirs and assigns, hereby severally and not jointly release and forever discharge the Exiting Persons, and each of them, and their respective heirs, executors, administrators, successors, and assigns, from any and all claims, damages, actions, causes of action, judgments, liabilities, demands, costs and controversies of any kind, in law, equity or otherwise, whether known or unknown, including, but not limited to, any facts related to the Company and any other claims which any of the Designated Investors or the Company may have or had against the Exiting Persons, or any one or more of them, prior to the date of this Agreement, which released claims shall include any and all claims based on federal, state or local law, statute, public policy or otherwise.

     28. The Exiting Persons and the Designated Investors, and each of them, and their respective heirs, executors, administrators, successors, and assigns, shall be indemnified by the Company against all liability, costs and expenses actually and reasonably incurred by any one of them in connection with the defense of any action, suit or proceeding in which any one of them may be involved or to which any one of them may be made a party by reason of his being or having been a director or officer of the Company, to the fullest extent permitted by applicable


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Colorado law.  Costs and expenses  herein shall not include any  settlement  not approved or authorized by the Company Further, the Company shall pay for or reimburse the reasonable expenses any of them may incur in advance of final disposition of the proceeding to the fullest extent provided under applicable Colorado law. The foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled as a matter of law or by agreement. However, notwithstanding anything contained to the contrary, if alleged acts of the Exiting Persons are litigated and found to be outside the scope of their respective positions or duties, or are fraudulent, or in bad faith or breach of contract, in violation of Sarbanes-Oxley Act of 2002, as amended or any similar successor statute, the 1933 Act, the 1934 Act or other applicable law, rule or regulation, the indemnity provisions described in this Agreement shall not apply and all and all such expenses so advanced shall be repaid to the Company.

     29. Each of the Current Company Directors and the Company for themselves and their respective successors, officers, employees, representatives, agents, directors, heirs and assigns, hereby release and forever discharge each member of the Designated Investors and their respective employees, shareholders, members, agents, heirs, executors, administrators, successors, and assigns, from any and all claims, damages, actions, causes of action, judgments, liabilities, demands, costs and controversies of any kind, in law, equity or otherwise, whether known or unknown, including, but not limited to, any facts related to the Company, and any other claims which any of the Current Company Directors and/or the Company may have or had against any member of the Designated Investors and their respective employees, shareholders, members, agents, heirs, executors, administrators, successors, and assigns prior to the date of this Agreement, which released claims shall include any and all claims based on federal, state or local law, statute, public policy or otherwise.


                            XIV. General Provisions

     30. AMENDMENTS. This Agreement may not be amended unless in writing and with the consent of the parties executing this Agreement below. Notwithstanding the foregoing, the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a party in writing with respect to the performance or obligation of another party.

     31. SPECIFIC ENFORCEMENT. Each party expressly agrees that the other parties will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, each be entitled to seek a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

     32. GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws. Sole and exclusive venue for any suit or action of any nature concerning this Agreement shall be in the state of Federal courts in the State of Colorado.


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     33. SUCCESSORS AND ASSIGNS.  This Agreement is not assignable by any of the parties hereto, and any attempt to do so shall be void.

     34. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     35. NO THIRD PARTY BENEFICIARIES. No person or entity not a named party to this Agreement shall have any rights under this Agreement, including rights as a third party beneficiary.

     36. ENTIRE AGREEMENT/COUNTERPARTS. This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements by and among the parties hereto. This Agreement may be executed in one or more counterparts, which together shall constitute one instrument.

     37. COOPERATION. All of the parties, their respective boards of directors and their representatives on the board of directors of the Company (to the extent applicable) shall cooperate to provide the necessary and appropriate consents, approvals and authorizations that are necessary to consummate the transactions described herein.

     38. DISCLAIMER. Nothing contained in this Agreement, and the compromise and settlement contemplated thereby, may be construed as an admission or concession
(a) of any liability or wrongdoings; (b) regarding any of the findings of fact of the jury; or (c) regarding any of the conclusions of law of any court, in each case, with respect to any and all claims that have been or could have been asserted in any legal proceeding. Except as to any proceedings, actions or claims between the parties hereto themselves, nothing contained herein, or the settlement contemplated hereby, shall have any res judicata or collateral estoppel effect with respect to any proceedings, actions or claims to which the parties hereto or any other persons or entities are or may be parties. Further, nothing contained herein, or the settlement contemplated thereby shall affect, impair or limit the right of any party to bring an action arising from a breach of the obligations hereunder or to enforce any judgment that may be entered in said action, including, without limitation, obtaining liens or encumbrances in respect of such judgment

Three Forks, Inc.                           CPC International Corporation (CPC)

By: _________________________               By: _____________________________
Its: ________________________               Its: ____________________________



Edward Nichols                              Enterprise Opportunities Corporation

___________________________                 By: ____________________________
                                            Its: ___________________________


Charles Pollard                             Texas Tea Associate Group, LLC

____________________________                By: ____________________________
                                            Its: ___________________________


Donald Walford                              William Young


____________________________                ________________________________


Tim Dender                                  Paul Dragul


____________________________                ________________________________


Tom Ness                                    Alex Withall

_____________________________               _________________________________

Schedule 2 (a) (i)


None

Schedule 2 (a) (ii)


None

Schedule 2(a)(iii)
Capitalization Table

                                                                                                           Market
                                                                                                           Value of      Vested
                                                               Orignal Date                     Exercise  Stock-Based    Options
                                                                  Options     Expiration         Price   on Valuation  [Warrants]
                                                                 [Warrant]    of Options       of Option    Report    Outstanding at
                         Description                              Granted     [Warrant]        [Warrant]   12/31/13      11/27/14
------------------------------------------------------------------------------------------------------------------------------------

     Non Qualified Stock Options (NQSO) Not Part of a Plan               OPTIONS

Enterprises Opportunities Corporation
 (Purchased options for $50,000)
 [New Option issued 12/7/14]                                      11/1/2013     3/5/2018         0.1000     0.1360       500,000
Lester Ranew
 (Purchased options for $200,000)                                11/22/2013   11/22/2016         1.0000     0.1360       200,000
Remington 401K Plan
(Purchased options for $150,000)                                  3/11/2014    3/11/2017         1.0000     0.1360       150,000
Ledford (Purchased options for $100,000)                          3/21/2014    3/21/2017         1.0000     0.1360       100,000
Hawkeye Oil and Gas (Purchased options for $105,000)               4/1/2014     4/1/2017         1.0000     0.1360       105,000
James Stewart (Purchased options for $100,000)                     4/3/2014     4/3/2017         1.0000     0.1360       100,000
Bruce Akins (Purchased options for $100,000)                       4/4/2014     4/4/2017         1.0000     0.1360       100,000
Lorie Mangham (Purchased options for $100,000)                    4/14/2014    4/14/2017         1.0000     0.1360       100,000
Dean Davis (Purchased options for $100,000)                       4/14/2014    4/14/2017         1.0000     0.1360       100,000

     Non Qualified Stock Warrants (NQSO) Not Part of a Plan              WARRANTS

Purchase of 100,000 warrant - C R Berry                           3/31/2014    3/31/2016         1.0000     0.1360       100,000
Purchase of 190,000 warrant - Tincup Oil and Gas LLC              3/31/2014    3/31/2016         1.0000     0.1360       190,000
Purchase of 600,000 warrant - Estate of William King
                              [New Warrant issued 12/7/14]        3/31/2014    3/31/2019         1.0000     0.1360       600,000
Purchase of 400,000 warrant - Timothy Dender
                              [New Warrant issued 12/7/14]        3/31/2014    3/31/2019         1.0000     0.1360       400,000
Purchase of 100,000 warrant - Charles W Jones                     3/31/2014    3/31/2016         1.0000     0.1360       100,000
Purchase of 300,000 warrant - Lester Ranew
                              [New Warrant issued 12/7/14]        3/31/2014    3/31/2019         1.0000     0.1360       300,000
                                                                                                                   --------------
                                                                                                                       3,145,000
                                                                                                                   ==============

------------------------------------------------------------------------------------------------------------------------------------
                    2013 Stock Option Plan                               OPTIONS

Charles Pollard                                                    3/5/2013     3/5/2018         0.1000     0.0880       500,000
Bill Baber                                                        3/15/2013    3/15/2016         1.0000     0.0880        25,000
Tom Ness                                                           4/1/2013     4/1/2017         0.1000     0.0880       100,000
Christiana Orlandini                                              5/23/2013    5/23/2018         0.1000     0.0880        77,260
Nancy Moore                                                        8/1/2013     5/1/2018         0.1000     0.0880         8,288
Dawn Meek                                                         9/30/2013    9/30/2016         0.1000     0.0880        12,466
Larry Sessions                                                    9/30/2013    9/30/2016         0.1000     0.0880        37,397
Todd Hattenbach                                                   10/7/2013    10/7/2016         0.1000     0.1360        20,000
Chris DeMary                                                      11/1/2013    11/1/2016         0.1000     0.1360         3,447
Christiana Orlandini                                             12/15/2013   12/15/2016         1.0000     0.1360        25,000
Larry  Sessions                                                  12/15/2013   12/15/2016         1.0000     0.1360        25,000
Lester Ranew                                                     12/15/2013   12/15/2016         1.0000     0.1360        25,000
Tom Ness                                                         12/15/2013   12/15/2016         1.0000     0.1360        10,000
John Pfeiffer                                                    12/15/2013   12/15/2016         1.0000     0.1360        10,000
Nancy Moore                                                      12/15/2013   12/15/2016         1.0000     0.1360        10,000
Dawn Meek                                                        12/15/2013   12/15/2016         1.0000     0.1360        10,000
Chris DeMary                                                     12/15/2013   12/15/2016         1.0000     0.1360        10,000
Dana Bagwell                                                     12/15/2013   12/15/2016         1.0000     0.1360         5,000
Terry Manning                                                      7/1/2014     7/1/2019         0.1000     0.1360       240,000
                                                                                                                   --------------
                                                                                                                         653,858

                                                                        WARRANTS

Jay Pfeiffer (Purchase Warrant for $27.50)                         5/1/2013     5/1/2018           3.00     0.1360       275,000
                                                                                                                   --------------
                                                                                                                         928,858
                                                                                                                   ==============

------------------------------------------------------------------------------------------------------------------------------------
                   Shares of Common Stock Outstanding at 11/27/2014 After Settlement Agreement

Shares of common stock  outstanding at 11/27/2014  before  Settlement  Agreement                                      11,697,677

Changes per Settlement Agreement:

Surrender of Shares owned by W. Edward Nichols                                                                        (1,500,000)
Surrender of Shares owned by Donald Walford                                                                           (1,500,000)
Surrender of Shares owned by Bill Young                                                                                 (400,000)
                                                                                                                   --------------
                                                                                                                       8,297,677
                                                                                                                   ==============
                Shares of Common Stock, Options and Warrants outstanding on a fully diluted basis
                               at 11/27/14 After Settlement Agreement                                                 12,371,535
                                                                                                                   ==============